UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2016

CATALYST BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51173 (Commission File Number)	56-2020050 (IRS Employer Identification No.)

260 Littlefield Ave. South San Francisco, California (Address of principal executive offices)	94080 (Zip Code)

(650) 266–8674

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, in connection with the reduction in force of Catalyst Biosciences, Inc. (the “Company”), effective September 9, 2016, the employment of Edwin Madison, Ph.D., the Company’s Chief Scientific Officer, was terminated. On September 14, 2016, the Company entered into a separation agreement (the “Separation Agreement”) with Dr. Madison.

Pursuant to the Separation Agreement, in accordance with his employment agreement with the Company, Dr. Madison will be entitled to receive a lump sum payment in the amount of $357,000, which is equivalent to 12 months’ base salary, and a portion of Dr. Madison’s outstanding and unvested options to purchase shares of the Company’s common stock that would have vested in the 12 month period following Dr. Madison’s separation will become fully vested.  In addition, in partial consideration for Dr. Madison granting the Company a general release of claims, (i) Dr. Madison will be entitled to receive a lump sum payment in the amount of $34,418, equal to his estimated COBRA medical, dental and vision premiums for 12 months, (ii) Dr. Madison’s unexercised options to purchase shares of the Company’s common stock will remain exercisable until the earlier of the expiration date of such options or the date that is three years after Dr. Madison’s separation, and (iii) Dr. Madison and the Company entered into a consulting agreement, pursuant to which Dr. Madison will serve on the Company’s Scientific Advisory Board, continue to advise on past research efforts, review data and reports from ongoing programs and support patent prosecution efforts, in consideration for an option to purchase 12,000 shares of the Company’s common stock, monthly fees and potential cash bonuses.

The description of the Separation Agreement contained herein is qualified in its entirety by the terms of the Separation Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1*	Separation Agreement, dated September 14, 2016, between the Company and Edwin Madison.

  * Denotes management contract, compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BIOSCIENCES, INC.

Date:	September 16, 2016	/s/ Nassim Usman
Nassim Usman, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Separation Agreement, dated September 14, 2016, between the Company and Edwin Madison.

  * Denotes management contract, compensatory plan or arrangement.